                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                    AGREEMENT

         This AGREEMENT ("Agreement"), dated effective as of September 6, 2001, by and among Provant, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and those persons whose names appear at the end of this Agreement (the "Stockholders").

         WHEREAS, the Stockholders are presently the beneficial owners of shares of Common Stock of the Company ("Common Stock");

         WHEREAS, the Stockholders have expressed their desire to cause the election to the Company's Board of Directors (the "Board") of persons who are not presently officers or directors of the Company;

         WHEREAS, the Company and the Stockholders entered into an agreement effective August 31, 2001 among the Company and the Provant Committee to Restore Shareholder Value (the "Prior Agreement") wherein the parties agreed to enter into this Agreement; and

         WHEREAS, in view of the foregoing and in consideration of the mutual agreements contained in this document, the Company and the Stockholders are prepared to take the actions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. THE COMPANY'S REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to each of the Stockholders as follows:

                  (a) AUTHORITY. The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Certificate of Incorporation or By-laws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an "Authority") to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the ability of the Company to perform its obligations hereunder.

                  (d) BOARD PRACTICE. The practice of the Board is that members abstain from any vote in which they individually have a personal financial interest different from those of the Company's stockholders generally.

         SECTION 2. STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES.

         Each of the Stockholders severally and not jointly represents and warrants to the Company as follows:

                  (a) AUTHORITY. He or she has the legal capacity and the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

                  (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by him or her, or by his or her duly authorized and appointed attorney, and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms.

                  (c) REPRESENTATION OF OWNERSHIP. He or she beneficially owns, as of the date of this Agreement, the shares of Common Stock set forth in the Schedule 13D filed with the Securities and Exchange Commission on June 19, 2001 and amended on July 10, 2001 (the "Stockholders'
         Schedule 13D") (except that Avram Saunders represents and warrants that he beneficially owns an additional 128 shares of Common Stock). Except as set forth in the Stockholders' Schedule 13D or as disclosed above, the Stockholder does not beneficially own any equity securities of the Company entitled to vote at any meeting of stockholders of the Company ("Voting Securities").

                  (d) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Stockholder is a party or by which he or she or his or her properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Stockholder or any of the Stockholder's properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the Stockholder's ability to perform his or her obligations hereunder.

         SECTION 3. COMPANY AGREEMENTS.

                  The Company covenants and agrees as follows:

                  (a) The size of the Board has been increased to eight (8) directors and Joseph F. Alibrandi, James A. Perkins and Robert T. Puopolo (the "Stockholders Nominees") have been elected to the Board effective September 17, 2001.

                  (b) Effective on or before September 17, 2001, the Board created as a standing committee of the Board a "Strategic Planning Committee". The role of the Strategic Planning Committee shall be to advise the Board concerning strategic planning for the Company. The initial members of the Strategic Planning Committee shall be John E. Tyson (Chairman), Joseph Alibrandi and Robert T. Puopolo.

                  (c) The 2001 annual meeting of stockholders of the Company shall be held on October 15, 2001 (the "2001 Meeting"). With respect to the 2001 Meeting, the Company shall fix the number of directors at eight (8) and shall nominate and use all reasonable efforts to cause the election of the following persons:

                                    John E. Tyson
                                    Curtis M. Uehlein
                                    John H. Zenger
                                    David B. Hammond
                                    Esther T. Smith
                                    Joseph F. Alibrandi
                                    James A. Perkins
                                    Robert T. Puopolo

         SECTION 4. GRANT OF IRREVOCABLE PROXY; AGREEMENT TO VOTE SHARES OF COMMON STOCK, ETC.

                  (a) Each Stockholder hereby severally and not jointly agrees with the Company to vote all outstanding Voting Securities beneficially owned by him for the election of the persons specified in Section 3(c) as directors of the Company at the 2001 Meeting, and agrees upon the request of the Company, to irrevocably grant to, and appoint, Donald W. Glazer and Norman G. Fornella, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Voting Securities at the 2001 Meeting.

                  (b) So long as (i) the Stockholders Nominees are included in the slate of nominees for election to the Board at the Company's 2002 annual meeting of stockholders (the "2002 Meeting") (unless the failure to include any such person as a nominee is because of such person's death or incapacity or such person has advised the Board that he does not wish to stand for election) and
         (ii) no more than eight persons are nominated for election to the Board by the Company, (A) each Stockholder hereby severally and not jointly agrees with the Company to vote all outstanding Voting Securities then beneficially owned by such Stockholder in favor of the election of each of the persons listed in Section 3(c) as directors of the Company who are included in the Company's slate of nominees at the 2002 Meeting and
         (B), if requested by the Company, each Stockholder will severally and not jointly irrevocably grant to, and appoint, such persons as the Company designates generally as proxies with respect to the 2002 Meeting, and each of them individually, such Stockholder's proxy and attorney-in-fact to vote such securities for the election of the Company's slate of nominees at such annual meeting.

                  (c) Each Stockholder severally and not jointly agrees with, and covenants to, the Company that prior to the 2002 Meeting such Stockholder shall not, except as contemplated by the terms of this Agreement, (i) grant any proxy, power-of-attorney or other authorization in or with respect to such securities, (ii) deposit such securities into a voting trust or enter into a voting agreement or arrangement with respect to such securities or (iii) take any other action that would in any way restrict, limit or interfere with the performance of his or her obligations hereunder or the transactions contemplated hereby.

         SECTION 5. RESTRICTIONS ON CERTAIN OTHER ACTIONS.

         Each Stockholder severally and not jointly agrees that until December 31, 2002 he or she will not, directly or indirectly:

                  (a) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended ("1934 Act")) with respect to any equity securities of the Company (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to the Company or seek to advise, encourage or influence any person or entity with respect to the voting of any equity securities of the Company (other than family members);

                  (b) initiate or propose or otherwise solicit or participate in the solicitation of one or more stockholders for the approval of, one or more stockholder proposals (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company (whether pursuant to Rule 14a-8 under the 1934 Act or otherwise) or knowingly induce any other individual or entity to initiate any stockholder proposal (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company;

                  (c) except as reflected in the Stockholders' Schedule 13D until the group disclosed therein can cease acting as a group (which disassociation the Stockholders agree to effect as promptly as possible), form, join or in any way participate in a "group", act in concert with any other person or entity or otherwise take any action or actions which would cause it to be deemed to be part of a "group" (for purposes of Section 13(d) of the 1934 Act), with respect to any equity securities of the Company;

                  (d) initiate, participate in or encourage the calling of a special meeting of stockholders of the Company or seek, request or take any action to obtain or retain, directly or indirectly, any list of holders of any securities of the Company;

                  (e) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of any equity securities of the Company or rights to acquire such securities or which seeks or offers to affect control of the Company or to take any action for the purpose of circumventing any provision of this Agreement;

                  (f) solicit, seek or offer to effect, negotiate with, or make any statements or proposals, whether written or oral, either alone or in concert with others, to the Board, to any director or officer of the Company, or to any other stockholder of the Company, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (A) any form of business combination or transaction involving equity securities of the Company including, without limitation, a merger, tender offer, exchange offer or liquidation of the Company's assets; (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets; (C) any acquisition or disposition of assets material to the Company; (D) any request to amend, waive or terminate the provisions of this Agreement; or (E) any proposal or other statement inconsistent with the terms and intent of the Agreement; provided, however, that the Stockholders and their affiliates and associates may discuss the affairs and prospects of the Company, the status of the Stockholders' investments in the Company and any of the matters described in clauses (A) through (E) of this paragraph at any time, and from time to time, with (i) each other and with their outside legal and financial advisors or (ii) any member of the Board of the Company on an informal, cooperative basis, in each case if as a result of any such discussions the Stockholders are not required to make, and otherwise do not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement as a result hereof;

                  (g) otherwise act (or permit any investment banker, attorney, accountant or any other representative retained by them to take any action as part of such retention), alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board or policies of the Company; or

                  (h) knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 5.

         Nothing contained in this Section 5 shall prohibit any Stockholders Nominee, acting in his capacity as a member of the Board, from taking any action which he would be required to take in the exercise of his fiduciary duties as a director under applicable law.

         SECTION 6. MUTUAL NON-DISPARAGEMENT COVENANT.

         Until December 31, 2002, each Stockholder severally and not jointly agrees that he or she will not in any way disparage the Company or its current and former officers, directors and employees, orally or in writing, or make any statements to the press or to third parties that may reasonably be derogatory or detrimental to the Company's good name or business reputation. Likewise, until December 31, 2002, the officers and directors of the Company shall not in any way disparage the Stockholders or the Provant Committee to Restore Shareholder Value (the "Committee"), orally or in writing, or make any statements to the press or to any third parties that may reasonably be derogatory or detrimental to the good name or reputation of the Stockholders or the Committee. Nothing in this section shall preclude any party from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or from making such other statements as may be required by applicable law.

         SECTION 7. FILING ON FORM 10-Q AND SCHEDULE 13D.

         The Company agrees that it will file a copy of this Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2001. The Stockholders represent that they have filed on or about September 20, 2001 with the Securities and Exchange Commission an amendment to the Stockholders Schedule 13D to reflect the terms of the Prior Agreement.

         SECTION 8. PUBLIC ANNOUNCEMENTS.

         Other than the press releases issued by the Company on August 31, 2001 and September 10, 2001, unless consented to by the other parties hereto or otherwise required by applicable law, each of the parties agrees not to make any public disclosure or public statement with respect to the matters covered by this Agreement.

         SECTION 9. MISCELLANEOUS PROVISIONS.

                  (a) FEES AND EXPENSES. Each party hereto agrees to bear its own fees and expenses relating to each of the matters referred to, contemplated by or the subject of this Agreement; provided, however, that if (i) each Stockholder executes and delivers this Agreement or
         (ii) signifies in writing his agreement to the terms of the Prior Agreement, the Company shall reimburse the Stockholders in cash for their documented expenses incurred in connection with the subject matter of this Agreement up to a maximum of three hundred fifty thousand dollars ($350,000). Such reimbursement shall be made on or before October 3, 2001, subject to the satisfaction of the foregoing condition. The Company acknowledges that, on or about September 19, 2001, it has received both (x) satisfactory documentation of the expenses incurred by the Stockholders in connection with the subject matter of this Agreement in an amount in


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         excess of $350,000 and (y) the signification in writing from each of the Stockholders of his agreement to the terms of the prior Agreement.

                  (b) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the Company and the Stockholders.

                  (c) NOTICES. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, telecopier (with written confirmation) or air courier guaranteeing overnight delivery:

                           If to the Stockholders, to the address appearing on the signature page to this Agreement, with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:  Keith Higgins, Esq.

         or to such other persons or addresses as the Stockholders shall reasonably furnish to the Company;

                           If to the Company, to:

                           Provant, Inc.
                           67 Batterymarch Street, Suite 500
                           Boston, MA  02110
                           Attention:  Curtis M. Uehlein
                           President and Chief Executive Officer

         with a copy to:

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, MA  02110-2699
                           Attention:  Constantine Alexander, Esq.
                                       James E. Dawson, Esq.

         or to such other persons or addresses as the Company shall reasonably furnish to the Stockholders in writing.

                  All such notices, requests, demands and other communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (d) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement or of any such provision.

                  (e) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

                  (f) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law doctrine.

                  (g) JURISDICTION AND VENUE. Each of the Company and the Stockholders hereby agree that any proceeding relating to this Agreement shall be brought in the Commonwealth of Massachusetts. Each of the Company and the Stockholders hereby consents to personal jurisdiction in any such action brought in any such Massachusetts court, consents to service or process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Massachusetts court or to any claim that any such Massachusetts court is an inconvenient forum.

                  (h) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If less than all of the Stockholders execute this Agreement, this Agreement shall nevertheless bind all Stockholders who execute this Agreement provided that the Company executes this Agreement as well.

                  (i) HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                  (j) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, relating to the subject matter hereof.

                  (k) SPECIFIC PERFORMANCE AND REMEDIES. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it


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         would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any action is taken to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its, his or her fees and expenses (including, without limitation, attorneys' fees) incurred in enforcing or interpreting the rights hereunder in addition to any other damages or remedies it, he or she may have.

                  (l) FURTHER ASSURANCES. Each Stockholder shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof including but not limited to documents and actions necessary or desirable to vest the power to vote such Stockholder's shares of Common Stock as contemplated by this Agreement.

                  (m) INTERPRETATION. The parties acknowledge and agree that:
         (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to have it reviewed by counsel acting on his behalf; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.



                                     - 9 -
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

PROVANT, INC.

By: /s/ John E. Tyson                                                          *
   -----------------------------------                       ---------------------------------
     Name:  John E. Tyson                                    Robert M. Baker
     Title:    Chairman of the Board                         131 Shell Point West
                                                             Maitland, FL  32751

                   *                                                           *
--------------------------------------                       ---------------------------------
Sheila S. Baker                                              Arthur R. Bauer
131 Shell Point West                                         1173 Glen Oakes Drive
Maitland, FL  32751                                          West Des Moines, IA  50266


                   *                                                           *
--------------------------------------                       ---------------------------------
Michael J. Davies                                            Philip Gardner
15925 Old York Road                                          130 Kirkstall Road
Monkton, MD  21111                                           Newton, MA  02460


                   *                                                           *
--------------------------------------                       ---------------------------------
Paul C. Green, Ph.D.                                         Kara Cross Kunitz
9151 River Edge Drive                                        6530 N. St. Andrews Drive
Cordova, TN  38018                                           Tuscon, AZ  85718


                   *                                                           *
--------------------------------------                       ---------------------------------
Ralph Leszinski                                              Dominic J. Puopolo
815 Fairfield Road                                           American Entrepreneur Group, Inc.
Atlanta, GA  30327                                           67 Batterymarch Street, Suite 400
                                                             Boston, MA  02110


                                                              * /s/ Dominic J. Puopolo
                                                              --------------------------------
                                                              By Dominic J. Puopolo
                                                                   Attorney-in-Fact for the
                                                                   Undersigned Stockholder